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                                                                  Exhibit 4.2(c)
                                                                  --------------

                                          AMENDMENT dated as of March 18, 1998,
                                 to the Credit Agreement dated as of October 17, 1997 (the "Credit Agreement"), among J. CREW OPERATING CORP., a Delaware corporation, as Borrower, J. CREW GROUP, INC., the Lenders party thereto, THE CHASE MANHATTAN BANK, as Administrative Agent, and DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION, as Syndication Agent.


          WHEREAS, the Borrower (such term and each other capitalized term used but not defined herein having the meanings assigned to such terms in the Credit Agreement) has requested that the Lenders approve amendments to certain provisions of the Credit Agreement; and

          WHEREAS, the undersigned Lenders are willing, on the terms and subject to the conditions set forth herein, to approve such amendments;


          NOW, THEREFORE, in consideration of these premises, the Borrower and the undersigned Lenders hereby agree as follows:

          SECTION 1.  Amendments.  Effective on and as of  the Amendment
                      -----------
Effective Date (as defined in Section 3 hereof), the Credit Agreement is hereby amended as follows:

          (a) The definition of "Consolidated EBITDA" is amended by the addition of the following sentence at the end of such definition:

          If the sale, transfer or disposition of all or substantially all of the assets or capital stock of C&W is consummated prior to the end of the Borrower's fiscal year ending January 30, 1999, then Consolidated EBITDA, calculated as set forth above, shall be increased for each day during the period from the date of consummation of such transaction through the last day of such fiscal year (to the extent any days during such period are included in the period for which Consolidated EBITDA is being determined) by an amount equal to (i) $5,100,000, divided by (ii) 365.
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          (b)  The definition of "Excluded Charges" is amended by (i) deleting the phrase "not exceeding $8,000,000" therein and substituting the following:
"taken during the fiscal year ending January 30, 1998, or the fiscal year ended January 30, 1999, not exceeding $11,000,000"; and (ii) inserting, after the phrase "management bonuses for 1997", the following: ", one-time compensation payments made to newly hired executives in 1998".

          (c) Each of Section 6.13 and Section 6.14 of the Credit Agreement is hereby amended by the addition of the following proviso at the end of such
Section:

          provided that the Borrower shall not be required to comply with the
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          requirements of this Section as of the end of any of the four fiscal quarters ending during the fiscal year ending January 30, 1999.

          (d) Section 6.15 of the Credit Agreement is hereby amended by deleting the figure "($17,000,000)" therein and substituting the following:
"($25,000,000)".


          (e) Article VI of the Credit Agreement is hereby amended by the addition of the following new Section at the end of such Article:

          SECTION 6.17.  Minimum EBITDA.  The Borrower will not permit its
                         ---------------
          Consolidated EBITDA for any period of four consecutive fiscal quarters of the Borrower ending during the Borrower's fiscal year ending January 30, 1999, to be less than (a) $20,000,000, in the case of any such period ending on the last day of the first or second fiscal quarter of such fiscal year, (b) $25,000,000, in the case of the period ending on the last day of the third fiscal quarter of such fiscal year or (c) $40,000,000, in the case of the period ending on the last day of such fiscal year.

          SECTION 2.  Representations and Warranties.  The Borrower represents
                      -------------------------------
and warrants to each of the Lenders that, after giving effect to the amendments contemplated hereby, (a) the representations and warranties of each Loan Party set forth in the Loan Documents are true and correct in all material respects on and as of the date of this Amendment, except to the extent such representations and warranties expressly relate to an earlier date (in which
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                                                                               3

case such representations and warranties were true and correct in all material respects as of the earlier date) and (b) no Default has occurred and is continuing.

          SECTION 3.  Effectiveness.  This Amendment shall become effective as
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of the date (the "Amendment Effective Date") when the Administrative Agent (or its counsel) shall have received copies hereof that, when taken together, bear the signatures of the Borrower, Holdings and the Required Lenders.

          SECTION 4.  Amendment Fee.  The Borrower agrees to pay to each Lender
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that executes and delivers a copy of this Amendment to the Administrative Agent
(or its counsel) on or prior to April 1, 1998, an amendment fee in an amount equal to 0.25% of the sum of such Lender's Revolving Commitment (whether used or unused) and outstanding Term Loans, in each case as of the Amendment Effective Date; provided that the Borrower shall have no liability for any such amendment
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fee if this Amendment does not become effective.  Such amendment fee shall be payable (i) on the Amendment Effective Date, to each Lender entitled to receive such fee as of the Amendment Effective Date and (ii) in the case of any Lender that becomes entitled to such fee after the Amendment Effective Date, within two Business Days after such Lender becomes entitled to such fee.

          SECTION 5.  Applicable Law.  This Amendment shall be construed in
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accordance with and governed by the law of the State of New York.

          SECTION 6.  No Other Amendments.  Except as expressly set forth
                      --------------------
herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any party under the Credit Agreement, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect. This Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein.

          SECTION 7.  Counterparts.  This Amendment may be executed in two or
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more counterparts, each of which shall
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constitute an original, but all of which when taken together shall constitute but one contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Amendment.
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          SECTION 8.  Headings.  Section headings used herein are for
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convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.

          SECTION 9.  Expenses.  The Borrower shall reimburse the Administrative
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Agent for its reasonable out-of-pocket expenses incurred in connection with this
Amendment, including the reasonable fees and expenses of Cravath, Swaine &
Moore, counsel for the Administrative Agent.


          IN WITNESS WHEREOF, Holdings, the Borrower and the undersigned Lenders have caused this Amendment to be duly executed by their duly authorized officers, all as of the date first above written.


                              J. CREW GROUP, INC.,

                                by
                                 /s/ Michael P. McHugh
                                 -------------------------
                                 Name:  Michael P. McHugh
                                 Title: Vice President of
                                        Finance and Chief
                                        Financial Officer


                              J. CREW OPERATING CORP.,

                                by
                                 /s/ Michael P. McHugh
                                 -------------------------
                                 Name:  Michael P. McHugh
                                 Title: Vice President of
                                        Finance and Chief
                                        Financial Officer